                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                             [Amendment No. _____ ]

Filed by the Registrant:                     [X]
Filed by a Party other than the Registrant:  [_]

Check the appropriate box:


[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         CRESCENT FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:___________

  (2) Aggregate number of securities to which transaction applies:______________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):______________________________________________________________

  (4) Proposed maximum aggregate value of transaction:__________________________

  (5) Total fee paid:___________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: __________________________________________________

  (2) Form, Schedule or Registration Statement no.: ____________________________

  (3) Filing Party: ____________________________________________________________

  (4) Date Filed: ______________________________________________________________

                         CRESCENT FINANCIAL CORPORATION
                              1005 High House Road
                           Cary, North Carolina 27513
                                 (919) 460-7770


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                                   To Be Held

                                 April 30, 2002

NOTICE is hereby given that the Annual Meeting of Shareholders of Crescent Financial Corporation (the "Company") will be held as follows:

          Place:           MacGregor Downs Country Club
                           430 St. Andrews Lane
                           Cary, North Carolina

          Date:            Tuesday, April 30, 2002

          Time:            3:00 p.m.

The purposes of the meeting are:

1.   To elect four members of the Board of Directors for three year terms.

2. To ratify the appointment of Dixon Odom PLLC as the Company's independent public accountants for 2002.

3. To approve an amendment to the 1999 Incentive Stock Option Plan increasing the number of shares available under the plan.

4.   To transact any other business that may properly come before the meeting.

You are cordially invited to attend the meeting in person. However, even if you expect to attend the meeting, you are requested to complete, sign and date the enclosed appointment of proxy and return it in the envelope provided for that purpose to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

                                           By Order of the Board of Directors

                                           /s/ Michael G. Carlton

                                           Michael G. Carlton
                                           President and Chief Executive Officer

March 18, 2002

                         CRESCENT FINANCIAL CORPORATION
                              1005 High House Road
                           Cary, North Carolina 27513
                                 (919) 460-7770

                                 PROXY STATEMENT

                    Mailing Date: On or about March 18, 2002


                         ANNUAL MEETING OF SHAREHOLDERS
                         ------------------------------

                                   To Be Held

                                 April 30, 2002

General

         This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of Crescent Financial Corporation (the "Company") for the 2002 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at MacGregor Downs Country Club, 430 St. Andrews Lane, Cary, North Carolina, at 3:00 p.m. on April 30, 2002, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

         Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are Bruce W. Elder and Thomas E. Holder, Jr. Shares represented by each appointment of proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the four nominees
                                   ---
for director named in Proposal 1 below and FOR Proposals 2 and 3. If, at or
                                           ---
before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Bruce W. Elder, Secretary of the Company, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

         The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails, appointments of proxy may be solicited in person or by telephone by the Company's officers, directors and employees without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's common stock.

Record Date

         The close of business on March 8, 2002, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

         The voting securities of the Company are the shares of its common stock, par value $1.00 per share, of which 20,000,000 shares are authorized and preferred stock, no par value, of which 5,000,000 shares are authorized. At December 31, 2001, there were 1,289,527 shares of common stock and no shares of preferred stock outstanding. There are approximately 1,100 holders of record of the Company's common stock.

Voting Procedures; Votes Required for Approval

         Each shareholder is entitled to one vote for each share held of record on the Record Date on each director to be elected and on each other matter submitted for voting. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

         In the case of Proposal 1 below, the four directors receiving the greatest number of votes shall be elected.

         In the case of Proposal 2 below, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

         In the case of Proposal 3 below, for such proposal to be approved, a majority of all outstanding shares must vote for the proposal.

Authorization to Vote on Adjournment and Other Matters

         By signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. However, proxies voted against the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Ownership of Voting Securities

         As of December 31, 2001, no shareholder known to management owned more than 5% of the Company's common stock.

         As of December 31, 2001, the beneficial ownership of the Company's common stock, by directors individually, and by directors and executive officers as a group, was as follows:

      NAME AND ADDRESS OF              AMOUNT AND NATURE OF          PERCENT OF
        BENEFICIAL OWNER           BENEFICIAL OWNERSHIP (1)(2)        CLASS (3)
      -------------------          ---------------------------       ----------

       Brent D. Barringer                   19,181(4)                   1.31
       Michael G. Carlton                   50,581(5)                   3.46
     Joseph S. Colson, Jr.                  37,773                      2.58
        Bruce I. Howell                     21,193(6)                   1.45
         James A. Lucas                     64,296                      4.40
        Kenneth A. Lucas                    55,874                      3.82
        Sheila Hale Ogle                    20,753                      1.42
        Larry W. Pegram                     19,565                      1.34
          Jon S. Rufty                      19,598(7)                   1.34
      Harry D. Stephenson                   19,439                      1.33
       Stephen K. Zaytoun                   14,053                      0.96

  All Directors and Executive
            Officers                       366,065                     25.05
           as a Group
          (13 persons)

         (1) Except as otherwise noted, to the best knowledge of the Company's management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Barringer - 8,125 shares; Mr. Carlton - 247 shares; and Mr. Stephenson - 6,478 shares;

         (2) Included in the beneficial ownership tabulations are the following options to purchase shares of common stock of the
             Company: Mr. Barringer - 7,264 options; Mr. Carlton - 37,122 options; Mr. Colson - 16,439 options; Mr. Howell - 12,379 options; Mr. J. Lucas - 17,693 options; Mr. K. Lucas - 17,692 options; Ms. Ogle - 8,970 options; Mr. Pegram - 8,098 options; Mr. Rufty - 8,287 options; Mr. Stephenson - 10,184 options; Mr. Zaytoun - 7,264 options; and two executive officers - 20,419 options.

         (3) The calculation of the percentage of class beneficially owned by each individual and the group is based on 1,461,338 shares of common stock which is the sum of (i) a total of 1,289,527 shares of common stock outstanding as of December 31, 2001, and (ii) 171,811 options to purchase shares of common stock which are exercisable within 60 days of December 31, 2001.

         (4) Includes 731 shares held in Mr. Barringer's spouse's SEP/IRA account.

         (5) Includes 122 shares held by Mr. Carlton as custodian for minor children.

         (6) Includes 371 shares held by Mr. Howell's spouse and 246 shares held by Mr. Howell as custodian for his minor children.

         (7) Includes 1,235 shares held by Mr. Rufty's spouse and 1,546 shares held by Mr. Rufty as custodian for his minor children.

Required Reports of Beneficial Ownership

         Directors and executive officers of the Company are required by federal law to file reports with the SEC regarding the amount of and changes in their beneficial ownership of the Company's common stock. Prior to the formation of the Company as the holding company for Crescent State Bank (the "Bank"), such ownership reports were filed with the Federal Deposit Insurance Corporation (the "FDIC"). Upon the formation of the Company, such reports are now required to be filed with the SEC. All such ownership reports have been timely filed since and the ownership status of the Company's common stock is currently up to date.

                        PROPOSAL 1: ELECTION OF DIRECTORS
                        ---------------------------------

         The Company's Bylaws provide that its Board of Directors shall consist of between seven (7) and fifteen (15) members, as determined by the Board of Directors or the shareholders. If there are more than nine (9) members, the Board shall be divided into three classes approximately equal in number with each class being elected for three year terms on a staggered basis. The Board of Directors has set the number of directors of the Company at eleven. The four directors whose terms expire at the Annual Meeting have been renominated to the Board for three year terms are listed below:



                          Position(s)      Director               Principal Occupation and Business
Name and Age                 Held          Since(1)                 Experience During Past 5 Years
------------              -----------      --------               ---------------------------------
Michael G. Carlton         Director,         1998     President and Chief Executive Officer, Crescent Financial
(40)                     President and                Corporation and Crescent State Bank, Cary, NC, 1998-Present;
                             Chief                    Vice President and Business Banking Manager, South Trust Bank
                           Executive                  N.A., Raleigh, NC 1997-1998.
                            Officer

Bruce I. Howell             Director         1998     President, Wake Technical Community College, Raleigh, NC.
(59)

James A. Lucas              Director         1998     Certified Public Accountant and Partner, James A.Lucas and
(50)                                                  Company, LLP, Certified Public Accountants, Raleigh, NC.

Larry W. Pegram             Director         1998     Vice President of Administration, Secretary-Treasurer, PBM
(50)                                                  Graphics, Inc., Durham, NC (commercial printing).

----------
         (1) Includes service as a director of the Bank which reorganized into the bank holding company form of organization in 2001. Each director also serves as a director of the Bank.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF
                                                                   ---
THE NOMINEES ABOVE FOR DIRECTOR OF THE COMPANY FOR THREE YEAR TERMS.

Incumbent Directors

         The Company's Board of Directors includes the following directors whose terms will continue after the Annual Meeting. Certain information regarding those directors is set forth in the following table:


                              Director        Term                        Principal Occupation and
Name and Age                  Since(1)       Expires              Business Experience During Past 5 Years
------------                  --------       -------              ---------------------------------------
Brent D. Barringer              1998          2004      Attorney and  Partner, Barringer, Barringer, Stephenson &
(42)                                                    Schiller, LLP, Cary, NC.

Joseph S. Colson, Jr.           1998          2003      Retired from Lucent Technologies, Inc.; President,
(54)                                                    International Regions and Professional Services, Lucent
                                                        Technologies, 1997-1998; President AT&T Customer Business
                                                        Unit, Lucent Technologies, both of Warren, NJ; Director,
                                                        InterDigital Communications Corp., King of Prussia, PA
                                                        (traded under symbol "IDCC" on Nasdaq).

Kenneth A. Lucas                1998          2003      President and Chief Executive Officer, The Tar Heel
(47)                                                    Companies of North Carolina, Inc., Raleigh, NC (real estate property management and development, formerly named Tar
                                                        Heel Management and Maintenance Co.); Secretary-Treasurer,
                                                        Carolina Janitorial and Maintenance Supply, Inc.,
                                                        1995-President; President and Chief Executive Officer, Tar
                                                        Heel Commercial Realty, Inc., Raleigh, NC.

Sheila Hale Ogle                1998          2004      Owner and CEO, Media Research Planning & Placement, Inc.,
(62)                                                    Cary, NC (advertising).

Jon S. Rufty                    1998          2004      Owner and President, Rufty  Homes, Inc., Cary, NC
(47)                                                    (residential construction company).

Harry D. Stephenson             1998          2003      Retired from Cary Oil Company, Inc., Cary, NC
(69)

Stephen K. Zaytoun              1998          2004      Owner and President, Zaytoun & Associates, Inc., Cary, NC
(44)                                                    (insurance agency).

----------
         (1) Includes service as a director of the Bank which reorganized into the bank holding company form of organization in 2001. Each director also serves as a director of the Bank.

Director  Relationships

         Only one family relationship on the Board of Directors exists. James A. Lucas and Kenneth A. Lucas are brothers. Other than Mr. Colson, no director is a director of any company with a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) thereof, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

         Board of Directors. The Company's Board of Directors held twelve (12) meetings during 2001. Except for Mr. Stephenson who attended 67% of the meetings he was scheduled to attend, each director attended 75% or more of the aggregate number of meetings of the Board of Directors and any committees on which he or she served. Mr. Stephenson's missed meetings were due to out of town commitments.

         The Company's Board of Directors has several standing committees including an Audit Committee, Compensation Committee and Executive Committee. Report of the Audit Committee.

                         Report of the Audit Committee

         The Audit Committee is responsible for receiving and reviewing the annual audit report of the Company's independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the internal audit programs of the Company and the Bank.

         During the course of its examination of the Company's audit process in 2001, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent auditors, Dixon Odom PLLC ("Dixon Odom"), all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Audit Committee received from Dixon Odom disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed with Dixon Odom their independence.

         Based on the review and discussions above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's annual report on Form 10-KSB for the year ended December 31, 2001 for filing with the SEC.

         The Audit Committee has written a charter.

         The Company is not the member of any exchange. However, the Audit Committee members are "independent" as defined by the Nasdaq listing standards.

         The Audit Committee has considered whether Dixon Odom's provision of the information technology services and other non-audit services to the Company is compatible with maintaining independence of Dixon Odom. The Audit Committee has determined that it is compatible with maintaining the independence of Dixon Odom.

         This report is submitted by the Audit Committee:

                                Kenneth A. Lucas
                                Sheila Hale Ogle
                                 Larry W. Pegram
                               Harry D. Stephenson
                               Stephen K. Zaytoun

         Compensation Committee. The members of the Compensation Committee in 2001 were Messrs. Howell, Lucas, and Zaytoun and Ms. Ogle. The Compensation Committee reviews and recommends to the board the annual compensation, including salary, stock option plans, incentive compensation, and other benefits for senior management and other Company and Bank employees. The Compensation Committee met four times in 2001.

         Executive Committee. Among its various duties, the Executive Committee performs the function of the Nominating Committee. The members of the Executive Committee in 2001 were Messrs. Barringer, Carlton, Colson, Howell, and Lucas. The Executive Committee met four times in 2001.

Director Compensation

         Board Fees. As of December 31, 2001, each director received $500 per board meeting attended and $100 per committee meeting attended except Mr. Carlton who did not receive any fees for committee meeting attendance. All fees were paid in the form of shares of stock of the Company purchased on the open market pursuant to the Directors Compensation Plan which was adopted by the board in 2001.

         1999 Nonstatutory Stock Option Plan for Directors. The shareholders of the Bank at the 1999 annual meeting approved the 1999 Nonstatutory Stock Option Plan for Directors (the "Nonstatutory Option Plan") pursuant to which options covering 123,750 shares, as adjusted for various stock dividends, of the Bank's common stock were available for issuance to members of the Board of Directors and the board of any subsidiary. In connection with the reorganization of the Bank into the holding company form which resulted in the creation of the Company in 2001, the Nonstatutory Option Plan was adopted by the Company and options under such plan are now options of the Company. All other initial provisions of the Nonstatutory Option Plan as approved by the shareholders in 1999 remain in effect.

Executive Officers

         Set forth below is certain information regarding the executive officers of the Company and the Bank.

                               POSITION WITH
     NAME              AGE       COMPANY                      BUSINESS EXPERIENCE
     ----              ---    -------------                   -------------------

Michael G. Carlton     40    President, Chief   President and Chief Executive Officer, Crescent Financial
                                 Executive      Corporation  and  Crescent State Bank, Cary, NC,
                               Officer, and     1998-Present; Vice President and Business Banking Manager,
                                director of     South Trust Bank N.A., Raleigh, NC 1997-1998.
                             Company and Bank

Bruce W. Elder         39     Vice President    Vice President and Secretary, Crescent Financial
                             and Secretary of   Corporation and Senior Vice President and Chief Financial
                               Company and      Officer, Crescent State Bank, Cary, NC, 1998-Present;
                               Senior Vice      Chief Financial Officer, Mutual Community Savings Bank,
                              President and     SSB, Durham, NC, 1996-1998.
                             Chief Financial
                             Officer of Bank

Thomas E. Holder, Jr.  42      Senior Vice      Senior Vice President and Senior Commercial Lender,
                              President and     Crescent State Bank, Cary, NC, 1998-Present; Commercial
                                 Senior         Lending Officer, Centura Bank, Raleigh, NC, 1997-1998.
                               Commercial
                             Lender of Bank

         Executive Compensation. The Bank has entered into employment agreements with Michael G. Carlton, President and Chief Executive Officer, and Bruce W. Elder, Senior Vice President, Secretary, and Treasurer, and a change in control contract with Thomas E. Holder, Jr., Senior Vice President and Senior Commercial Lender.

         Mr. Carlton's employment agreement (dated December 31, 1998) and Mr. Elder's employment agreement (dated December 31, 2001) establish their duties and compensation and provide for their continued employment with the Bank. Mr. Carlton's employment agreement provides for an initial term of employment of three years with an automatic renewal at the end of the initial term and on each anniversary thereafter for an additional one-year term unless notified prior thereto in accordance with the employment agreement. Mr. Elder's employment agreement provides simply for a term of three years.

         Mr. Holder's change in control agreement establishes protections for him in the case of his termination in connection with a change in control of the Bank which is discussed more fully below.

         Mr. Carlton's and Mr. Elder's employment agreements provide for annual base salaries, as adjusted for 2002, of $140,000 and $96,640, respectively, both of which are to be reviewed by the Board of Directors not less often than annually. In addition, the employment agreements provides for discretionary bonuses, participation in other pension, profit sharing, and retirement plans maintained by the Bank on behalf of its employees, as well as fringe benefits normally associated with the officers' positions or made available to all other employees.

         Both Mr. Carlton's and Mr. Elder's employment agreements provide that the officer may be terminated at any time by the Bank. However, unless the officers are terminated for cause, as defined in the employment agreements, the officers' rights to compensation and other benefits will not be prejudiced.

         Mr. Carlton's and Mr. Elder's employment agreements and Mr. Holder's change in control agreement establish certain protections for each of them should they be terminated in connection with a change in control of the Bank. In the event of a "termination event" in connection with or within twenty-four months of a "change in control" each officer shall be entitled to terminate the agreement and receive 299% of his base amount of compensation as then in effect. A "termination event" will occur if (1) the officer is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities, or status which existed at the time of the change in control or with his reporting responsibilities or titles with the Bank in effect at the time of the change in control; (2) the officer's annual base salary is reduced below the annual amount in effect at the time of the change in control; (3) the officer's life insurance, medical or hospitalization insurance, disability insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Bank to the officer as of the date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such benefits prior to such change in control; or (4) the officer is transferred to a location which is an unreasonable distance from his current principal work location. A change in control of the Bank will occur if
(1) any individual or entity, directly or indirectly, acquires beneficial ownership of voting securities or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of the Bank, or acquires control in any manner of the election of a majority of the directors of the Bank; (2) the Bank consolidates or merges with or into another corporation, association, or entity where the Bank is not the surviving corporation; or (3) all or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity, or group.

         The following table shows the cash and certain other compensation paid to or received or deferred by Michael G. Carlton, Bruce W. Elder, and Thomas E. Holder, Jr. for services in all capacities during 2001, 2000, 1999. No other current executive officer of the Company or the Bank received compensation for 2001 which exceeded $100,000. Mr. Carlton does not receive any additional compensation as President and Chief Executive Officer of the Company.

                           SUMMARY COMPENSATION TABLE

                                               Annual Compensation            Long-Term Compensation
                                               -------------------                   Awards
                                                                              ----------------------
                                                                 Other
                                                                 Annual
                                                   Bonus($)   Compensation
Name and Principal Position     Year    Salary($)    (1)          (2)                Options
-----------------------------   ----    ---------    ---          ---                -------
Michael G. Carlton, President   2001    130,000    15,822         -0-                  -0-
and Chief Executive Officer     2000    110,000    11,352         -0-                  -0-
of the Company and the Bank     1999    101,500       950         -0-                40,000

Bruce W. Elder, Vice            2001    90,673     10,230         -0-                  -0-
President and Secretary of      2000    84,767      7,408         -0-                  -0-
the Company and Senior Vice     1999    80,000        700         -0-                14,850
President and Chief Financial
Officer of Bank

Thomas E. Holder, Jr., Senior   2001    94,950     10,230         -0-                  -0-
Vice President and Senior       2000    89,485      7,408         -0-                  -0-
Commercial Lender of Bank       1999    85,000        700         -0-                12,375

----------
   (1)   Bonuses are paid each year based on each prior year's results.

   (2) Perquisites and other personal benefits did not exceed 10% of any officer's total salary in 2001, 2000, or 1999.

Stock Options

         The following table sets forth information with regard to stock options granted under the Bank's 1999 Incentive Stock Option Plan (the "Incentive Plan") which, upon the organization of the Company, was adopted as the Incentive Plan of the Company. Currently 123,750 shares, as adjusted for stock dividends, may be issued under the Incentive Plan. No options were granted during the fiscal year ended December 31, 2001.

                 Aggregated Option Exercises in Fiscal Year 2001
                        And Fiscal Year End Option Values

                                                        Number of Securities         Value of Unexercised
                              Shares                   Underlying Unexercised            In-the-Money
                             Acquired       Value      Options at December 31,      Options at December 31,
        Name                on Exercise   Realized              2001                       2001(1)
        ----                -----------   --------   ---------------------------  ---------------------------
                                                      Exercisable/Unexercisable    Exercisable/Unexercisable
                                                     ---------------------------  ---------------------------
    Michael G. Carlton          -0-          -0-           37,122 / 12,378                -0- / -0-
      Bruce W. Elder            -0-          -0-           11,138 /  3,712                -0- / -0-
   Thomas E. Holder, Jr.        -0-          -0-            9,281 /  3,094                -0- / -0-

----------
    (1)  The Company's stock price on December 31, 2001 was $8.50 per share.

401(k) Savings Plan

         On April 9, 1999, the Bank adopted the Crescent State Bank Employees' 401(k) Plan (the "Plan") effective January 1, 1999. The Plan provides that employees may elect to defer up to 22% of their salary, subject to the $10,500 limit contained in Section 402(g) of the Internal Revenue Code for the plan year beginning January 1, 2000. The Bank makes matching contributions equal to 50% of a contributing participant's elective deferral. The maximum matching contribution by the Bank is 3%. A participant becomes vested in his or her individual account derived from Bank matching contributions over a three-year period. Employees are eligible to become contributing participants in the Plan immediately upon employment subject to an age requirement of 18 years.

Indebtedness of and Transactions with Management

         The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

           PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
           ----------------------------------------------------------

         The Board of Directors has appointed the firm of Dixon Odom PLLC, Certified Public Accountants, as the Company's independent public accountants for 2002. A representative of Dixon Odom PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

         The Company has paid Dixon Odom PLLC fees in connection with its assistance in the Company's annual audit and review of the Company's financial statements. Sometimes the Bank engages Dixon Odom PLLC to assist in other areas of financial planning. The following table sets forth the fees paid to Dixon Odom PLLC in various categories in 2001.


Category                                                             Amount Paid
--------                                                             -----------
Audit Fees:                                                            $ 20,850
Financial Information System Design and Implementation Fees:                 --
All Other Fees:                                                           2,740
                                                                       --------
Total Fees Paid:                                                       $ 23,590
                                                                       ========

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
                                                                   ---
RATIFICATION OF DIXON ODOM PLLC AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                      PROPOSAL 3: APPROVAL OF AMENDMENT TO
                      ------------------------------------
                        1999 INCENTIVE STOCK OPTION PLAN
                        --------------------------------

         On August 16, 2001, the Board approved an amendment to the Incentive Plan, subject to shareholder approval, to increase the shares available under the Incentive Plan. The amendment provides that an aggregate of 64,476 shares will be added to the 123,750 shares currently reserved for issuance by the Company upon exercise of stock options granted from time to time under the Incentive Plan. Options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code (the "Code"). Under the Code, options afforded favorable tax treatment to recipients upon compliance with certain restrictions but do not result in tax deductions to the Company. The purpose of the Incentive Plan is to increase the performance incentive for employees of the Company, to encourage the continued employment of current employees and to attract new employees by facilitating their purchase of a stock interest in the Company.

         The Incentive Plan is administered by the Compensation Committee of the board. No member of the board who is not also an officer of the Company or the Bank is eligible to receive options under the Incentive Plan. Employees of the Company are eligible to receive options under the Incentive Plan at no cost to them other than the option exercise price. Any options granted under the Incentive Plan are subject to a vesting schedule whereby 25% of the options vest at the date of grant and an additional 25% vest on each anniversary of the date of grant until all options are vested. Generally, the exercise price for options granted pursuant to the Incentive Plan may not be less than 100% of the fair market value of the shares on the date of grant. No option will be exercisable more than ten years after the date that it is granted. In the case of an employee who owns more than 10% of the outstanding shares of common stock of the Company at the time the stock option is granted, the option price may not be less than 110% of the fair market value of the shares on the date of the grant, and the option shall not be exercisable more than five years from the date it is granted. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. In the event the optionee is discharged for cause or voluntary separation on the part of an optionee (but not separation due to retirement or disability) the options will immediately terminate. In the event of an optionee's retirement, the options will continue to be exercisable for three months following retirement. In the event optionee becomes disabled or dies, the options will continue to be exercisable for twelve months following the date of the disability or death. Common stock subject to options which expire or terminate prior to the exercise of the options shall lapse and such shares shall again be available for future grants under the Incentive Plan.

         The Company receives no monetary consideration at the time of granting the stock options. The consideration, if any, which the Company receives from the granting of such stock options is the further dedication of its employees in the performance of their responsibilities, duties, and functions on behalf of the Company. Upon exercise of options, the Company will receive payment of cash or stock from the optionee in exchange for shares issued.

         Subject to alternative minimum tax rules under the Code, a recipient of a stock option under the Incentive Plan will not be taxed upon either the grant of the option or on the date he or she exercises such option. Unless subject to the alternative minimum tax, a recipient will be taxed only upon the sale of the stock underlying the option and will be taxed on the difference between the option price and the sales price of the stock. The taxable amount will be treated as capital gain. If the Incentive Option requirements are satisfied, the Company will receive no corresponding deduction for any portion of the stock option.

         If the amendment to the Incentive Plan is approved by the shareholders, it will become effective immediately and options, if any, granted prior to shareholder approval beyond the original 123,750 will become exercisable pursuant to the Incentive Plan's vesting schedule. If the amendment to the Incentive Plan is not approved by shareholders, the number of shares available under the Incentive Plan will remain at 123,750, and all options granted prior to the shareholder vote will be forfeited and void. The price of the Company's common stock on December 31, 2001 was $8.50.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3 APPROVING AN AMENDMENT TO THE 1999 INCENTIVE STOCK OPTION PLAN.

                                  OTHER MATTERS
                                  -------------

         The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

                        PROPOSALS FOR 2003 ANNUAL MEETING
                        ---------------------------------

         It is anticipated that the 2003 Annual Meeting will be held on a date during April 2003. Any proposal of a shareholder which is intended to be presented at the 2003 Annual Meeting must be received by the Company at its main office in Cary, North Carolina no later than November 15, 2002, in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a proposal for the 2003 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 15, 2003 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

REVOCABLE PROXY

                         CRESCENT FINANCIAL CORPORATION
                              1005 High House Road
                           Cary, North Carolina 27513

                              APPOINTMENT OF PROXY
                         SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Bruce W. Elder and Thomas E. Holder, Jr. (the "Proxies"), or either of them, as attorneys and proxies, with power of substitution, to vote all outstanding shares of the common stock of Crescent Financial Corporation (the "Company") held of record by the undersigned on March 8, 2002, at the Annual Meeting of Shareholders of the Company to be held at MacGregor Downs Country Club, 430 St. Andrews Lane, Cary, North Carolina, at 3:00 p.m., on April 30, 2002, and at any adjournments thereof:

1. ELECTION OF DIRECTORS: Proposal to elect four directors of the Company for three year terms.

   [_] FOR all nominees listed below          [_] WITHHOLD AUTHORITY to vote for
       (except as indicated otherwise below)      all nominees listed below

Nominees:

           Michael G. Carlton
             Bruce I. Howell
             James A. Lucas
             Larry W. Pegram

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided.

-------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS: Proposal to ratify the appointment of Dixon Odom PLLC as the Company's independent accountants for 2002.

   [_] FOR           [_] AGAINST           [_] ABSTAIN

3. APPROVAL OF AMENDMENT TO THE 1999 INCENTIVE STOCK OPTION PLAN: An amendment to the 1999 Incentive Stock Option Plan increasing the number of shares available under the plan by 64,476 shares.

   [_] FOR           [_] AGAINST           [_] ABSTAIN

4. OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 ABOVE AND "FOR" PROPOSALS 2 AND 3. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 1 FOR ANY REASON HAVE BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTORS, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

                           Date:                             , 2002
                                -----------------------------


                                                             (SEAL)
                           ----------------------------------
                           (Signature)


                                                             (SEAL)
                           ----------------------------------
                           (Signature, if shares held jointly)

                           Instruction: Please sign above exactly as your name
                                                          -------
                           appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons
                                         ----
                           signing in a representative capacity should indicate the capacity in which they are signing.


           PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
           -----------------------------------------------------------
                            IN THE ENCLOSED ENVELOPE
                            ------------------------